UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sale of Equity Securities.

On February 25, 2013, we issued an aggregate of CAD$5,000,000 in convertible secured debentures (each a "Debenture" and collectively, the "Debentures") having a term until September 30, 2017 or on such earlier date as the principal amount of the Debentures may become due in accordance with the provisions of the Debenture Indenture (the "Indenture") (any such date being the "Maturity Date") and having an interest rate of 10% per annum which shall accrue and be payable semi-annually on March 31 and September 30 in each year commencing on September 30, 2013 with the last interest payment to fall due on the Maturity Date. The Debentures are governed and issued pursuant to the Indenture entered into between us and Computershare Trust Company of Canada (the "Trustee"). The Debentures are issuable only in denominations of CAD$1,000 and integral multiples thereof. The principal amount of the Debentures is convertible, at the option of the holder thereof, into shares of our common stock (each a "Share") at any time prior to the close of business on the Maturity Date and the close of business on the last business day immediately preceding the date specified by us for redemption of the Debentures. The conversion price (the "Conversion Price"), subject to adjustment in certain circumstances, will be $2.90 per Share, being a conversion rate of approximately 344.828 Shares for each CAD$1,000 principal amount of Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No fractional Shares will be issued on any conversion but in lieu thereof, we will pay cash equal to the market price of such fractional interest determined in accordance with the Indenture.

The Debentures will not be redeemable before September 30, 2015, except in the event of a Change of Control (as defined below) has occurred. On or after September 15, 2015 and at any time prior to the Maturity Date, we may, at our option, subject to providing not more than 60 and not less than 30 days' prior notice, redeem the Debentures, in whole or in part, at par plus accrued and unpaid interest provided that at our option except in the event of a Change of Control (as defined below) has occurred, and provided that the volume weighted average trading price of the Shares on the TSX Venture Exchange during any 20 consecutive trading days ending at least five trading days preceding the date on which notice of redemption is given is not less than 125% of the Conversion Price.

For purposes of the Indenture a "Change of Control" means: (i) any transaction (whether by purchase, merger or otherwise) whereby a person or persons acting jointly or in concert (within the meanings of Multilateral Instrument 62-104 - Take-Over Bids and Issuer Bids) directly or indirectly acquires the right to cast, at a general meeting of our shareholders, more than 50% of the votes that may be ordinarily cast at a general meeting; (ii) our amalgamation, consolidation or merger with or into any other person, any merger of another person into us, unless the holders of our voting securities immediately prior to such amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in us or the successor entity upon completion of the amalgamation, consolidation or merger; and (iii) any conveyance, transfer, sale, lease or other disposition of more than 50% of ours and our subsidiaries' assets and properties, taken as a whole, to another arm's length person whether in one or more transactions. Within 30 days following the occurrence of a Change of Control, we are required to make an offer in writing to the holder of Debentures (the "Debenture Offer") to, at the holders election, either: (i) purchase all of the holder's Debentures then outstanding at 100% of the principal amount thereof plus accrued and unpaid interest; or (ii) convert the holder's Debentures at the Change of Control Conversion Price (as defined below). However, if one or more holders of Debentures initiate or cause a Change of Control, then such holder or holders of Debentures will not be eligible to convert its respective Debenture at the Change of Control Conversion Price and may only convert its respective Debenture at the Conversion Price.

The "Change of Control Conversion Price" will be calculated as follows:
COCCP = ECP/(1+(CP x (c/t))) where:
COCCP is the Change of Control Conversion Price;
ECP = is the Conversion Price in effect on the date of the Change of Control event (the "Effective Date");
CP = initial premium 31.2%;
c = the number of days from and including the Effective Date to but excluding the Maturity Date; and
t = the number of days from and including the February 25, 2013 to but excluding the Maturity Date.

The Debentures are secured by a charge on our certain specific assets (the "Assets") and those of Crailar Inc., our wholly-owned subsidiary, located in South Carolina, which were granted as security (the "Prior Security") by us and Crailar Inc. under the terms of that certain Convertible Debenture Indenture dated September 20, 2012, as entered into between us and Computershare Trust Company of Canada. The Debentures will be subordinated to the Prior Security on the Assets and will rank in priority to any of our other obligations to the extent secured and otherwise will rank subordinate to all our present and future senior indebtedness and will rank pari-passu with each other series of Debentures issued hereunder and, except as prescribed by law, with all our other existing and future unsecured indebtedness.

In connection with this private placement of Debentures, we paid or will pay a cash finder's fee of CAD$13,300 to an entity in Alberta, Canada, CAD$266,700 to two entities in British Columbia, Canada and CAD$70,000 to an entity in Ontario, Canada.

The proceeds from the private placement of Debentures will be used to fund our capital program and for general corporate purposes.

The Debenture and the Shares issuable upon conversion of the Debentures have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), or under the securities laws of any state of the United States and are "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the TSX Venture Exchange. The Debentures and the Shares issuable upon conversion of the Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

We relied on exemptions from registration under the U.S. Securities Act provided by Regulation S for all investors, based on representations and warranties provided by the investors in the Debentures in their respective subscription agreements entered into between us and each investor.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

A copy of the form of subscription agreement for the secured subordinated convertible debentures (the "Subscription Agreement") entered into by each investor is filed as Exhibit 4.2 hereto.

SECTION 7 - REGULATION FD

Item 7.01     Regulation FD Disclosure

On February 26, 2013, we issued a news release announcing the closing of the private placement of convertible debentures as described in Item 3.02 above.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
4.1	Convertible Debenture Indenture among Crailar Technologies Inc. and Computershare Trust Company of Canada, dated February 25, 2013
4.2	Form of Subscription Agreement for Secured Subordinated Convertible Debentures
99.1	Press Release dated February 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAILAR TECHNOLOGIES INC.
Date: February 26, 2013	/s/ Guy Prevost Name: Guy Prevost Title: Chief Financial Officer and a director

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